Exhibit 99.1

FOR IMMEDIATE RELEASE

Organogenesis Holdings Inc. Announces $130 million Private Placement Offering of Series A Convertible Preferred Stock

Net proceeds to fund the Company’s strategic growth initiatives, enhance balance sheet flexibility, and finance privately negotiated stock repurchases

CANTON, Mass. (November 12, 2024) – Organogenesis Holdings Inc. (Nasdaq: ORGO), a leading regenerative medicine company focused on the development, manufacture, and commercialization of product solutions for the Advanced Wound Care and Surgical & Sports Medicine markets, today announced that it has entered into a Subscription Agreement with affiliates of Avista Healthcare Partners (“Investors”) for the sale of its Series A Convertible Preferred Stock (“Preferred Stock”) in a private placement for gross proceeds of $130 million to the Company, prior to deducting placement agent commissions, fees and other offering expenses.

The Company intends to use the net proceeds from the private placement to fund strategic growth initiatives including, but not limited to, operating and commercial activities, clinical development programs, working capital, capital expenditures, debt repayment and for general corporate purposes. In addition, approximately $23.5 million of the net proceeds will be used to fund the repurchase of an aggregate of 7,421,731 shares of the Company’s Class A common stock (the “common stock”) from certain of its directors and their affiliates at a price per share equal to $3.1597, the 10-day trailing volume weighted average price of the common stock as of market close on November 11, 2024.

With the announcement of the private placement, Organogenesis announced the appointment of Garrett Lustig to its Board of Directors, effective November 12, 2024. Mr. Lustig is a Principal at Avista Healthcare Partners and currently serves as a Director of several private companies, including ACP Northern Holdings, eMolecules, Solmetex, Spear Education, Taconic Biosciences, Terrats Medical, and United BioSource Corporation. Prior to joining Avista in 2015, Mr. Lustig worked at investment bank Centerview Partners.

“We are pleased with this investment from Avista and their validation of the opportunity for Organogenesis,” said Gary S. Gillheeney, Sr., President, Chief Executive Officer and Chair of the Board for Organogenesis. “This financing provides strategic growth capital and significantly enhances our balance sheet and financial flexibility. We look forward to this strategic partnership and leveraging Avista’s deep healthcare expertise as we execute our mission.”

“We are delighted to partner with Organogenesis at such an important time in the Company’s history,” said Thompson Dean, Chairman of Avista Healthcare Partners. “We believe in Organogenesis’ mission to provide an integrated portfolio of healing and tissue solutions that improve lives while lowering the overall cost of healthcare. We are proud to provide the business with capital to further accelerate Organogenesis’ strategic growth initiatives. This investment underscores Avista’s belief in Organogenesis’ ability to foster advancements in regenerative medicine and also create significant value for Organogenesis’ patients, investors, employees, and key stakeholders.”

The Preferred Stock will be convertible into the Company’s common stock at the option of the Investors at any time, except that, until the Company receives stockholder approval, the Investors cannot convert the Preferred Stock into a number of shares of common stock in excess of 26,502,042 shares, which represents 19.99% of the outstanding shares of the Company’s common stock at the time of signing the Subscription Agreement, or that will result in an Investor beneficially owning greater than 19.99% of the Company’s then-outstanding shares of common stock.

The Preferred Stock is convertible into common stock at an initial conversion rate of 263.7358 shares of common stock per $1,000 of liquidation preference, implying a conversion price of $3.79 per share, which is a 20% premium to the 10-day trailing volume weighted average price of the common stock as of the date immediately prior to execution of the Subscription Agreement. The conversion rate is subject to customary adjustments, and adjustment in respect of certain dilutive issuances. At any time after the second anniversary of the closing date of the issuance, the Company can require conversion of the outstanding shares of Preferred Stock if the price of its common stock exceeds 200% of the implied conversion price for 20 trading days in a 30-trading day period, subject to certain requirements.

Each Investor has the right to require the Company to redeem all or any portion of the Preferred Stock for the then applicable liquidation preference, which is initially par, and any accrued but unpaid dividends, on and after the seven-year anniversary of its issuance.

The Investors will be entitled to an 8% cumulative annual dividend, accruing effective immediately, which will be compounded quarterly, and payable in cash or in kind at the Company’s option. The Preferred Stock will vote with the common stock on an as-converted basis, subject to the 19.99% limitation on conversion rights prior to stockholder approval, and the Investors are entitled to a minimum liquidation preference of $1,500 per share of Preferred Stock upon a change of control of the Company on or before November 12, 2026.

Please refer to the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission for the complete terms of the transaction.

Truist Securities acted as sole placement agent and Foley Hoag LLP acted as legal counsel to the Company on the transaction. Ropes & Gray LLP acted as legal counsel to Avista Healthcare Partners.

The securities being issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state’s securities laws, and are being issued and sold in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. The Company has agreed to grant the Investors certain registration rights with respect to the Preferred Stock and the Company’s common stock underlying the Preferred Stock.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Preferred Stock, nor shall there be any sale of the Preferred Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such state or jurisdiction.

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About Organogenesis Holdings Inc.

Organogenesis Holdings Inc. is a leading regenerative medicine company focused on the development, manufacture, and commercialization of solutions for the advanced wound care and surgical and sports medicine markets. Organogenesis offers a comprehensive portfolio of innovative regenerative products to address patient needs across the continuum of care. For more information, visit www.organogenesis.com.

About Avista Healthcare Partners

Founded in 2005, Avista is a leading New York-based private equity firm with over $8 billion invested in more than 45 growth-oriented healthcare businesses globally. Avista partners with businesses that feature strong management teams, stable cash flows and robust growth prospects – targeting healthcare product and technology businesses with clear scale potential across six sub-sectors experiencing strong tailwinds. The team is supported by a group of seasoned Strategic Executives enhancing the entire investment process through strategic insight, operational oversight and senior counsel that help drive growth and performance to create long-term value and sustainable businesses. For more information, visit www.avistahealthcare.com or follow Avista on LinkedIn.

Forward-looking Statements

This release contains forward-looking statements that relate to expectations or forecasts of future events. Forward-looking statements may be identified by the use of words such as “expect”, “anticipate”, “believe”, “may”, “will” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Such forward-looking statements include statements relating to the anticipated benefits of and activities under the financing transaction, our use of proceeds from the transaction and the repurchase of shares of the Company’s common stock from certain of its existing stockholders. Forward-looking statements are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward-looking statements. These factors include, but are not limited to: (1) the impact of any changes to the coverage and reimbursement levels for the Company’s products (including as a result of the recently proposed LCDs or any changes to those proposed LCDs); (2) the Company faces significant and continuing competition, which could adversely affect its business, results of operations and financial condition; (3) rapid technological change could cause the Company’s products to become obsolete and if the Company does not enhance its product offerings through its research and development efforts, it may be unable to effectively compete; (4) to be commercially successful, the Company must convince physicians that its products are safe and effective alternatives to existing treatments and that its products should be used in their procedures; (5) the Company has incurred losses in the current period and prior periods and may incur losses in the future; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; (8) the Company’s ability to maintain production or obtain supply of its products in sufficient quantities to meet demand; (9) other risks and uncertainties described in the Company’s filings with the Securities and Exchange Commission, including Item 1A (Risk Factors) of the Company’s Form 10-K for the year ended December 31, 2023 and its subsequently filed periodic reports. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Although it may voluntarily do so from time to time, the Company undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.

Investor Inquiries:

ICR Westwicke

Mike Piccinino, CFA

OrganoIR@westwicke.com

Press and Media Inquiries:

Organogenesis

communications@organo.com